EXHIBIT 11.1


Computation  of  average  number  of  shares   outstanding  in  accordance  with
Securities and Exchange Commission Act of 1934, Release No. 9083


                                                         October 31,
                                               ---------------------------------

                                                  1996       1995        1994
                                               ---------------------------------

Primary:

Weighted average number of voting and
non-voting common shares outstanding           9,431,523   9,211,433   9,196,888

Assumed  exercise of certain  non-voting
stock options based on average  market
value and shares reserved for issuance
under employeestock purchase plan                145,203      77,104     276,071
                                               ---------------------------------

Weighted average number of shares used in
primary per share computations                 9,576,726   9,288,537   9,472,959
                                               =================================

Fully diluted:

Weighted average number of voting and
non-voting common shares outstanding           9,431,523   9,211,433   9,196,888

Assumed exercise of certain  non-voting
 stock options based on higher of average
or closing  market value and shares
 reserved for issuance  under employee
 stock purchase plan
                                                 370,460     322,774     283,680
                                                --------------------------------

Weighted average number of shares used in
fully diluted per share computations
                                               9,801,983   9,534,207   9,480,568
                                               =================================




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